Exhibit 99.1

HUDSON TECHNOLOGIES Appoints Kenneth Gaglione as Chairman of the
board, president and chief exEcutive officer

WOODCLIFF LAKE, NJ – NOVEMBER 13, 2025 – Hudson Technologies, Inc. (NASDAQ: HDSN) (the “Company”) today announced that its Board of Directors has appointed Kenneth Gaglione as Chairman of the Board, President and Chief Executive Officer, effective November 24, 2025.

Mr. Gaglione brings a wealth of experience in the refrigerants and specialty chemicals industries, along with a proven track record of operational excellence and strategic growth leadership. He previously served as Vice President of Operations at Hudson Technologies from 2020 through 2023 and subsequently acted as a consultant to the Company. During his employment at the Company, he successfully led multiple strategic production initiatives and advanced the Company’s supply chain and planning capabilities to enhance Hudson’s competitive positioning. Mr. Gaglione also oversaw the Company’s external services group, positioning that segment for sustained growth. Following his departure from Hudson, Mr. Gaglione also served as a consultant to a leading European private equity firm, evaluating opportunities in the refrigerant and HVAC industry.

Prior to joining Hudson in 2020, Mr. Gaglione served as Global Marketing Director within Honeywell International’s Advanced Materials Division, Fluorine Products business unit. In that role, he had oversight responsibility for the division’s aftermarket distribution, sales, business development, and the strategic planning for Honeywell’s HFO and legacy HFC refrigerant product lines for non-automotive, aftermarket applications. He was also a member of Honeywell’s Intellectual Property Strategy Team, contributing to IP portfolio development, opportunity identification, and acquisition integration. Earlier in his career, Mr. Gaglione held business development positions and technical marketing roles in the specialty chemicals sector serving the semiconductor and related markets with companies including Rohm and Haas and Ciba-Geigy.

Vincent Abbatecola, Lead Independent Director of Hudson Technologies, commented, “We are pleased to welcome Ken back to Hudson Technologies. Our Board is confident that his extensive operational experience, including product and market development with large multinationals, combined with his technical expertise and deep familiarity with both Hudson and the global HVAC industry, position him to lead the Company into its next phase of growth. Under his leadership, Hudson will emphasize organic growth within the HVAC sector and pursue inorganic opportunities including strategic alliances and partnerships, to expand the Company’s position as a leading provider of innovative and sustainable refrigerant solutions.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under its existing credit facility, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2024 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@imsinvestorrelations.com	Company Contact: Brian J. Bertaux, CFO Hudson Technologies, Inc. (845) 735-6000 bbertaux@hudsontech.com